SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 29, 2020

(Date of earliest event reported)

Commission File No.: 0-25969
URBAN ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware                                                                                            52-1166660
(State or other jurisdiction of                                                     (I.R.S. Employer Identification No.)
incorporation or organization)

1010 Wayne Avenue
14th Floor
Silver Spring, Maryland 20910
(Address of principal executive offices)

(301) 429-3200
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

       On June 29, 2020, Urban One, Inc. (the “Company”) reported that it had received a letter from The NASDAQ Stock Market advising it that the Company’s Class D, shares traded under the symbol UONEK, had regained compliance with NASDAQ's minimum bid price listing requirements.  Previously, on May 12, 2020, Urban One had received a notice of deficiency with respect to the Class D shares from NASDAQ notifying the Company that for the 30 consecutive business days preceding the date of the letter, the bid price of the Company’s common stock had closed below the $1.00 per share minimum bid price required for continued listing, and that the Class D shares had 180 days to regain compliance by meeting or exceeding the minimum bid price for a period of at least 10 consecutive trading days.   Enforcement of the rules had been suspended by NASDAQ until July 1, 2020 due to the economic environment.  The letter received from NASDAQ on June 29, 2020 stated that because the Class D shares closed above the $1.00 minimum bid price for the 10 consecutive trading days ended June 26, 2020, the Company had regained compliance and the matter was now closed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URBAN ONE, INC.
/s/ Peter D. Thompson
July 02, 2020	Peter D. Thompson
Chief Financial Officer and Principal Accounting Officer